Exhibit 99.1

Graphjet Technology Receives Notification of Delinquency from Nasdaq

Kuala Lumpur – June 4, 2024. Graphjet Technology, a Cayman Islands exempt company (“Graphjet” or the “Company”) (Nasdaq: GTI), today announced that on May 30, 2024, the Company received a delinquency notification letter (the “10-Q Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of the Company’s failure to have timely filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Quarterly Report”), with the Securities and Exchange Commission. The Company is working diligently with its independent registered public accounting firm to complete the Form 10-Q. The 10-Q Notice has no immediate effect on the listing of the Company’s ordinary shares on the Nasdaq Global Market.

The 10-Q Notice provides that the Company has 60 calendar days, until July, 29, 2024, to submit a plan to regain compliance with respect to the delinquent report. If the Company’s plan is accepted, Nasdaq may grant the Company an exception of up to 180 days from the due date of the initial delinquent filing, or until November 18, 2024, to regain compliance. If Nasdaq does not accept the plan, the Company will have the opportunity to appeal the decision to a Hearings Panel.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Such forward-looking statements include, without limitation, statements regarding the Company’s anticipated filing of its Annual Report and Quarterly Report. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully increase its revenue and profit in the future, (ii) trends in the graphite and graphene raw materials industry, including changes in demand and supply related to the Company’s products and services, (iii) the Company’s growth prospects and market size, (iv) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (v) new product and service offerings the Company may introduce in the future, (vi) the potential loss or departure of key personnel, (vii) changes in government regulations, (viii) the liquidity and trading volume of the Company’s ordinary shares, (ix) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, (x) risks associated with litigation and claims, which could impact our financial results and condition, and (x) the Company’s ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Global Market.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Graphjet Technology

Unit No. L4-E-8, Enterprise 4

Technology Park Malaysia

Bukit Jalil

Kuala Lumpur, Malaysia

Attn: Aiden Lee Ping Wei

Chief Executive Officer

Tel: + (60) 018 272 7799